Exhibit 99.1

Canopy Growth Announces Plan to Acquire Jetty Extracts

Broadens Canopy Growth’s Portfolio of Premium Brands with Significant Opportunities to Scale Across North America

SMITHS FALLS, ONTARIO and OAKLAND, CALIFORNIA (May 18, 2022) - Canopy Growth Corporation (“Canopy Growth” or “the Company”) (TSX: WEED) (NASDAQ: CGC) and Lemurian, Inc. (“Jetty”), a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology, announced today that they have entered into definitive agreements (the “Agreements”) providing Canopy Growth, by way of a wholly-owned subsidiary (“Canopy Sub”), the right to acquire, upon federal permissibility of THC in the U.S. or earlier at Canopy Growth’s election, up to 100% of the outstanding capital stock of Jetty.

Founded in 2013, Jetty is a top 10 cannabis brand in California1, and a top 5 brand in the Vape Category2. Backed by award-winning technology, Jetty has paved the way for the most authentic and natural vape experience available to consumers. As a leader in solventless vape and a pioneer of extraction-related intellectual property (IP), Jetty has achieved strong growth over the past two years while generating positive EBITDA amidst the highly competitive California cannabis market.

These Agreements present Jetty with potential opportunities to collaborate across Canopy’s robust U.S. THC ecosystem, which already includes the right to acquire both Acreage Holdings, Inc. and Wana Brands, as well as a significant conditional ownership interest in TerrAscend Corp. The two companies are also exploring avenues through which Jetty could bring the brand and its innovative product line up to the Canadian recreational market to fully realize the North American, cross-border potential of Jetty’s industry leading IP.

Strategic Benefits

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Further Accelerates the Growth of the Company’s U.S. THC Ecosystem: Through these Agreements, Canopy Growth continues to develop its robust U.S. ecosystem by adding an established cannabis brand that is the market share leader in solventless vapes, holding more than 75% share of the rapidly expanding California market[3] with monthly sales growing by over 45% from February to March 2022[4]. This strategic investment is aligned with Canopy Growth’s U.S. THC strategy and will help position the Company to unlock the full potential of the U.S. market upon exercise of the options granted under the Agreements.

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Extraction Technology: Jetty has developed industry-leading capabilities in extraction and clean vape technology. As one of the first brands to bring to market a vape free of fillers and cutting agents, Jetty has built on that legacy with the 2021 launch of its solventless vape and concentrate collection, made from just ice, water, heat, and pressure. Their products have received critical acclaim winning Best Vape at the 2021 Cannabis Cup, in addition to consumer success with the top eight solventless vape SKUs in California[1] and the #1 PAX® Era® pods brand three years in a row[5].

[1]	Based on March 2022 BDSA data for dollars sold for all product categories
[2]	Based on March 2022 BDSA data for dollars sold for all product categories
[3]	Based on year-to-date BDSA data for dollars sold of rosin cartridges through March 2022
[4]	Based on BDSA data for dollars sold of rosin cartridges in February and March 2022
[5]	Based on BDSA data for dollars sold from 2019 through 2021

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Establishes a foothold in the Largest U.S. THC Market: Jetty is a beloved California brand and upon exercise of the options granted under the Agreements, would give Canopy Growth a critical position in the largest and most historically significant THC market in the U.S. Jetty’s established presence as the fifth largest vape brand in the California market is supported by nine years of operations and serving cannabis consumers with unrefined live resin, high THC distillate vapes, infused pre-rolled joints and solventless vape products.

“Canopy Growth is building a house of premium cannabis brands with a focus on the core growth categories that will power the market’s path forward, now including Jetty - a pioneer of solventless vapes,” said David Klein, CEO, Canopy Growth. “There are significant opportunities for Jetty to scale at the state-level across the U.S. by leveraging Canopy’s U.S. ecosystem, and we’re actively working on plans to bring the brand to the Canadian recreational market.”

“Jetty has put the consumer at the heart of our focus since the outset, and we’re proud to have pioneered the cleanest vape technology on the market. This agreement between Canopy Growth and Jetty is mutually beneficial and provides long-term growth opportunities for our employees and our brand. Canopy shares our vision and will support us as we bring the highest-quality Jetty products to consumers across North America and the world. We can’t wait to be a part of what Canopy is building as we continue to define the future of cannabis and introduce more consumers to what makes Jetty products so special,” said Ron Gershoni, Co-Founder and CEO, Jetty. “Along with founding members Nate Ferguson and Rob Ferguson, we look forward to continuing to lead our team at Jetty and working alongside the team at Canopy to further expand our brand.”

Transaction Details

The Agreements are structured as two separate option agreements whereby Canopy Growth has a call option to acquire up to 100% of the equity interests in Jetty.

Under the Agreements, Canopy Growth will make aggregate upfront payments in the amount of approximately USD$69 million payable through a combination of cash and Canopy Growth common shares, a majority of which will be Canopy Growth common shares, in exchange for approximately 75% of the equity interests in Jetty, subject to certain adjustments.

Upon exercise of the rights to acquire up to 100% of the equity interests in Jetty covered by the first option agreement, Canopy Growth will make an additional payment pursuant to the terms of the Agreements, also to be satisfied through a combination of cash and Canopy Growth common shares.

Until such time as Canopy Sub elects to exercise its rights to acquire Jetty, Canopy Growth and Canopy Sub will have no direct or indirect economic or voting interests in Jetty, Canopy Growth and Canopy Sub will not directly or indirectly control Jetty, and Canopy Growth and Canopy Sub, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another.

Counsel

Paul Hastings LLP is acting as U.S. legal counsel to Canopy Growth. Cassels Brock & Blackwell LLP is acting as Canadian legal counsel to Canopy Growth. Raines Feldman LLP is acting as legal counsel to Jetty.

About Canopy Growth

Canopy Growth (TSX:WEED, NASDAQ:CGC) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high-quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional hemp derived CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

About Jetty Extracts

Founded in 2013, Jetty is one of the true originals in the California cannabis market. Jetty began its operations in San Diego with a focus on craft and innovation while applying a strict adherence to compliance, fiscal responsibility, environmental concerns, and community commitment (with a little time for some surfing in between). Today, Jetty’s 65-plus employees work at the company’s 14,000 sq. ft. Oakland headquarters and various other locations throughout California. The company continues to focus on its state-of-the-art production facility, utilizing the latest technology to create industry-leading extracts including award-winning Solventless Vape, Live Resin Vape, and other products. Jetty also founded and operates The Shelter Project, a need-based program that has provided over $1 million worth of free cannabis products to cancer patients. To learn more about Jetty subscribe to our newsletter at JettyExtracts.com.

More Information

Canopy Growth Media Contact:

Jennifer White

Communications

Jennifer.white@canopygrowth.com

Canopy Growth Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

Jetty Extracts Media Contact:

Mark Sinclair

jetty@mattio.com

Notice Regarding Forward-Looking Information

This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities legislation. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking statements or information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Examples of such statements include statements with respect to the closing of the transaction, the benefits of the transactions, future expansion of the Jetty brand into additional markets, and the timing of the payments under the Option Agreements.

Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including the timeline for federal permissibility in the United States, the integration of the businesses and the ability to achieve the anticipated synergies contemplated by the transaction; inherent uncertainty associated with projections; the diversion of management time on transaction-related issues; expectations regarding future investment, growth and expansion of operations; regulatory and licensing risks; changes in general economic, business and political conditions, including changes in the financial and stock markets; risks related to infectious diseases, including the impacts of the Covid-19 pandemic; legal and regulatory risks inherent in the cannabis industry, including the global regulatory landscape and enforcement related to cannabis, political risks and risks relating to regulatory change; risks relating to anti-money laundering laws; compliance with extensive government regulation and the interpretation of various laws regulations and policies; public opinion and perception of the cannabis industry; and such other risks contained in the public filings of the Company filed with Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and with the United States Securities and Exchange Commission through EDGAR at www.sec.gov/edgar, including the Company’s annual report on Form 10-K for the year ended March 31, 2021.

In respect of the forward-looking statements and information, the Company has provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. Should one or more of the foregoing risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although the Company has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and the Company does not undertake any obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws.